UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 7, 2014   (October 2, 2014)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On October 2, 2014, Robert I. Thompson, Executive Vice President, Pharmacy of Rite Aid Corporation (the “Company”), entered into a pre-arranged stock trading plan (the “Plan”) to sell shares of Common Stock already owned by Mr. Thompson for personal financial management purposes.

The Plan allows for the sale of a maximum of 149,231 shares of Common Stock already owned by Mr. Thompson if the Common Stock reaches a specified market price during the period from December 22, 2014 and continuing until all 149,231 shares of Common Stock are sold, or June 19, 2015, whichever occurs first.

The Plan was designed to comply with the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit persons to enter into a pre-arranged plan for buying or selling Company stock at a time when such person is not in possession of material, nonpublic information about the Company.  Mr. Thompson will continue to be subject to the Company’s stock ownership guidelines, and the sales contemplated by the Plan will not reduce Mr. Thompson’s ownership of Common Stock below the levels required by the guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:             October 7, 2014

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General Counsel and Secretary